Exhibit 32.2

Section 1350 Certification

by Ian P. Cleminson

In connection with the Quarterly Report on Form 10-Q of Innospec Inc. (the “Company”) for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ian P. Cleminson, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ian P. Cleminson

Ian P. Cleminson

Executive Vice President and Chief Financial Officer

August 8, 2007

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